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                                                                    Exhibit 99.1


                            STARFISH SOFTWARE, INC.
                             1700 Green Hills Road
                            Scotts Valley, CA 95066


This Proxy is being solicited on behalf of the Board of Directors for the Special Meeting of Shareholders of Starfish Software, Inc., a California corporation ("Starfish"), to be held on ___________, 1998 (the "Special Meeting"). Philippe Kahn and Sonia Lee Kahn, or either of them, each with the power to appoint a substitute, are hereby appointed true and lawful agents and proxies of the undersigned and are authorized to vote, as hereinafter specified, all shares of Common Stock, no par value, and Preferred Stock, no par value, that the undersigned is entitled to vote at the Special Meeting to be held at _______ a.m., local time, on ___________, 1998, at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301, or at any and all adjournments and postponements thereof.

THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

IMPORTANT: PLEASE MARK, SIGN AND DATE THE FOLLOWING PAGE AND RETURN PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND TO APPROVE THE MERGER.

                                                          FOR   AGAINST  ABSTAIN

1.  Approve and adopt the Agreement and Plan of           [ ]     [ ]      [ ]
    Merger dated July 1, 1998, as amended (the
    "Merger Agreement"), among Starfish, Motorola,
    Inc., a Delaware corporation ("Motorola") and SS
    Acquisition Corp., a California corporation and wholly owned subsidiary of Motorola ("Sub"), and the transactions contemplated thereby, including the merger (the "Merger") of Starfish with and into Sub, with Sub surviving as a wholly-owned subsidiary of Motorola.


The proxies named herein will have discretion to vote upon such other matters as may properly come before the Special Meeting; provided, however, that the proxies may not vote to adjourn the Special Meeting with respect to votes cast against the Merger.

The undersigned acknowledges receipt of the Notice of the Special Meeting and the related Proxy Statement/Prospectus. Capitalized terms used herein have the same meaning assigned in the Proxy Statement unless otherwise defined herein.

PLEASE SIGN BELOW EXACTLY AS NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNING IN THE NAME OF A CORPORATION OR PARTNERSHIP, PLEASE SIGN FULL CORPORATE OR PARTNERSHIP NAME AND INDICATE TITLE OF AUTHORIZED SIGNATORY.



        By:                                       By:
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 Signature:                                Signature:
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Print Name:                               Print Name:
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      Date:                                     Date:
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